Exhibit 10.3

Amendment No. 1 to Registration Rights Agreement

This Amendment No. 1 (this “Amendment”) to that certain Registration Rights Agreement (the “Agreement”), dated as of September 14, 2021, by and among (i) Sky Harbour LLC, a Delaware limited liability company (the “Company”), and (ii) each of the Holders (as defined in the Agreement) set forth on Schedule I thereto (each such holder, a “Holder” and, collectively, the “Holders”) is made and entered into as of February 28, 2022 by and among the Company and each Holder set forth on the signature pages hereto (the “Parties”). Unless the context requires otherwise, capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

Pursuant to Section 10.5 of the Agreement, the Parties hereby agree as follows:

1.	Shelf Registration. Section 3.1 of the Agreement is hereby replaced with the following:

3.1 Shelf Registration. The Company agrees that, by the later of (i) one-hundred-twenty (120) calendar days after the completion of a DeSPAC Transaction or (ii) forty-five (45) calendar days after the earliest to occur of (A) the first anniversary of the completion of a DeSPAC Transaction, (B) if the last sale price of the Company Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30)-trading day period commencing at least one hundred fifty (150) days after the completion of a DeSPAC Transaction, or (C) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Company Common Stock for cash, securities or other property (the “Filing Deadline”), the Company shall prepare and file, and shall thereafter use its reasonable best efforts to make and keep effective (including by renewing or refiling upon expiration) a Registration Statement permitting the resale from time to time on a delayed or continuous basis pursuant to Rule 415 of the Registrable Securities, which Registration Statement shall be filed on (a) a Short-Form Registration Statement if the Company is eligible for such filing, or (b) a Long-Form Registration Statement if the Company is not then eligible to file a Short-Form Registration Statement, and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the 60th calendar day (or 90th calendar day if the SEC notifies the Company that it will “review” the Registration Statement) following the Filing Deadline.

2.	Company Suspension Period. Section 6.1(a) of the Agreement is hereby amended so that the reference to “once” shall be “twice.”

This Amendment shall be governed exclusively by, and construed and enforced in accordance with, the laws of the State of Delaware. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. This Amendment may be executed by facsimile signatures.

This Amendment, together with the Agreement, constitutes the entire agreement between the parties and supersedes all prior agreements, both written and oral, with respect to the subject matter hereof. Except as specified herein, all provisions, terms and agreements contained in the Agreement remain unchanged.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

Sky Harbour LLC

By:	/s/ Sky Harbour LLC
Name: Tal Keinan
Title: Chief Executive Officer

HOLDERS:

DUE WEST PARTNERS LLC By: /s/ Nick Wellmon Name: Nick Wellmon Title: Managing Partner	CENTER SKY HARBOUR LLC By: /s/ Alex Valner Name: Alex Valner Title: Manager

AMODAE CAPITAL LLC By: /s/ Eli Elefant Name: Eli Elefant Title: Managing Member	BOC YAC FUNDING LLC By: /s/ Alex B. Rozek Name: Alex B. Rozek Title: President

SKY HARBOUR GROUP CORPORATION By: /s/ Tal Keinan Name: Tal Keinan Title: Chief Executive Officer	By: /s/ Tal Keinan Name: Tal Keinan

By: /s/ Walter Jackson Name: Walter Jackson	By: /s/ Joshua Lobel Name: Joshua Lobel

By: /s/ Haydeh Davoudi Name: Haydeh Davoudi